UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VAIL RESORTS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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VAIL RESORTS, INC.

390 Interlocken Crescent, Suite 1000

Broomfield, Colorado 80021

NOTICE OF ADJOURNMENT OF THE 2006 ANNUAL MEETING OF STOCKHOLDERS

To be reconvened on January 4, 2007

December 21, 2006

The annual meeting of stockholders of Vail Resorts, Inc., a Delaware corporation, held on Thursday, December 21, 2006 has been adjourned because of a major snowstorm that moved through Colorado on December 20th and 21st.

The adjourned annual meeting will reconvene on Thursday, January 4, 2007 at 10:00 a.m., Mountain Standard Time, at Renaissance Suites Hotel, 500 Flatiron Boulevard, Broomfield, Colorado 80021.

Other than the date when the meeting will be reconvened as provided by this notice, there are no changes to the notice, proxy statement or proxy card that were previously delivered to you. If you have already voted, your votes will be counted when the annual meeting is reconvened and you do not need to take any additional action.

To the extent that you have not already done so, please date, sign and mail the previously delivered proxy card as soon as possible to ensure that you are represented at the meeting. You may vote using the toll-free telephone number or the Internet address, as explained on the proxy card. Please note that all votes cast via telephone or the Internet must be cast prior to 12:00 p.m., Central Time on Wednesday, January 3, 2007.

MARTHA D. REHM Executive Vice President, General Counsel and Secretary